Consent of Independent Auditors


We consent to the references to our firm under the caption "Experts" in the Prospectus and under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of American Enterprise Variable Annuity Account - Evergreen Pathways(SM) Variable Annuity (comprised of subaccounts ESI, SBND2, SBND1, EMS, SCMG2, SCMG1, WDEI5, WDEI3, SDEI1, WDEI1, WFDI5, WFDI3, SFDI1,
WFDI1, EGD, WNDM3, SNDM1, WNDM1, EPP, SPGR2, SPGR1, ETC, STEC2, STEC1, WMDC5, WMDC3, WMDC1, EMU, WMSS3, SMSS1, WMSS1, EPG, EPL, WIGR3 and WIGR1), included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-73958) and related Prospectus for the registration of the Evergreen Pathways(SM) Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.



/s/ Ernst & Young LLP
Minneapolis, Minnesota
July 17, 2002